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                          AMENDMENT TO LEASE AGREEMENT
                           [Walnut Creek Amphitheater]

      THIS AMENDMENT TO LEASE AGREEMENT ("Amendment") is executed and entered into this 15th day of November, 1995, by and between WALNUT CREEK AMPHITHEATER PARTNERSHIP ("WCAP") and CITY OF RALEIGH, NORTH CAROLINA ("City").

                                    RECITALS

      (a) Under effective date of December 1, 1990, Sony Music/PACE Partnership ("SMP") and City entered into that certain Lease Agreement ("Lease") by which City leased and demised to SMP the outdoor entertainment facility known as Walnut Creek Amphitheater located in Wake County, North Carolina.

      (b) Under effective date of July 1, 1991, SMP assigned, transferred and conveyed all of its rights, titles and interest in, to and under the Lease to WCAP.

      (c) WCAP, as tenant under the Lease, and City, as landlord under the Lease, desire to amend certain provisions contained in the Lease as more fully set forth herein.

                                    AMENDMENT

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:

      1. Confirmation of Exercise of Renewal Option. City and WCAP each hereby confirm and acknowledge that WCAP has validly and timely exercised the renewal option referenced in Section 2.2 of the Lease.

      2. Modification of Gross Revenues. In order to confirm certain agreements which have been operative since execution of the Lease, City and WCAP both agree to amend Section 3.3 of the Lease in its entirety to read as follows:

            Section 3.3 Gross Revenues.

            As used in this Agreement, the term "Gross Revenues" shall mean the total amount of revenues generated, from time to time and during any particular period of time during the term of this Agreement, from TENANT's possession, control, use or operation of the Amphitheater and the Parking Facilities (net of all state, county and local sales taxes which are payable in connection with the receipt of any such revenues), including, without limitation, (i) gross revenues from the sale of tickets to performances, events and shows held or presented by TENANT at the Amphitheater (net of all state, county and local sales taxes which are payable in
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      connection with the sale of such tickets); (ii) gross revenues from the sale of food, beverages, artist-related merchandise and any other products or services at the Amphitheater, whether sold by TENANT or any licensee or concessionaire of TENANT (net of all state, county and local sales taxes which are payable in connection with the sale of such food, beverages, merchandise, services or other products); and (iii) all other gross revenue generated from the operation of the Amphitheater such as advertising revenues, sponsorship revenues, and revenues from the granting of telecast, broadcast, video or audio rights relating to any performance or show at the Amphitheater; provided, however, notwithstanding the foregoing, the term "Gross Revenues" as used in this Agreement shall be adjusted and modified in accordance with the following terms and provisions:

                  (a) The value of complementary or promotional tickets
            (including the tickets provided to CITY pursuant to Section 5.11 hereof) shall not be included within Gross Revenues unless TENANT receives in exchange for the distribution of such complimentary or promotional tickets specific goods or services other than advertising time or space.

                  (b) All payments or grants received by TENANT from any
            concessionaire or sponsor which are either (i) ultimately repayable by TENANT to such concessionaire or sponsor or (ii) are "capital" in nature shall not be included within Gross Revenues.

                  (c) All fees, commissions, grants, bonuses or other payments of any kind paid to TENANT by a concessionaire or licensee operating a concession business of any type at the Amphitheater shall not be included in Gross Revenues, it being agreed that the gross revenues generated from the sales made by such concessionaire or licensee at the Amphitheater shall be the measure of Gross Revenues for purposes of this Agreement with respect to such concessionaire's or licensee's concession business.

                  (d) With respect to any sublease of the Amphitheater to a
            third party promotor for the presentation of an event at the Amphitheater, (i) the gross revenues received by such third party promoter from the sale of tickets to such event shall be excluded from Gross Revenues and (ii) all amounts payable to TENANT in consideration for the subleasing of the Amphitheater to such third party promoter shall be included within Gross Revenues.

                  (e) Revenues received by TENANT from the sale of tickets to any show, performance or event to be presented at the Amphitheater by TENANT shall be deemed to have been received as Gross Revenues by TENANT for purposes of this Agreement during the calendar month in which such show, performance or event is actually presented. All other


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            items of revenue received by TENANT which are included within Gross
            Revenues shall be deemed to have been received within the calendar month of its collection.

                  (f) Gross Revenues shall be reduced by the amount of any
            "admission taxes," "entertainment taxes" or similar types of taxes (collectively "Special Entertainment Taxes") which may be payable by TENANT in connection with its operation of the Amphitheater, if such Special Entertainment Taxes are applicable only to outdoor entertainment facilities similar to the Amphitheater. Gross Revenues shall not be reduced by any Special Entertainment Taxes which may be payable by TENANT in connection with its operation of the Amphitheater, if such taxes are equally applicable to other types of entertainment venues such as football stadiums and indoor entertainment facilities.

                  (g) Any revenues or reimbursements which may be received by
            TENANT during CITY's (or its designee's) use of the Amphitheater pursuant to Section 5.8, 5.9 or 5.10 of this Agreement shall be specifically excluded from Gross Revenues for purposes of this Agreement.

      3. Ratification. Except as expressly amended hereby, the parties hereto do hereby ratify, reaffirm and confirm all of the terms and provisions contained in the Lease Agreement. Each party acknowledges and agrees that the other party is not currently in default of any of its obligations under the Lease.

      WITNESS the execution hereof effective as of the date and year first above written.

                                       WALNUT CREEK AMPHITHEATER
                                       PARTNERSHIP

                                       BY: PAVILION PARTNERS, its Managing
                                           General Partner


                                           BY: SM/PACE INC., its Managing
                                               General Partner



                                           By: /s/ Brian E. Becker
                                               ---------------------------------
                                               Name: Brian E. Becker
                                               Title: C.E.O.


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ATTEST:                                CITY OF RALEIGH NORTH CAROLINA



/s/ Gail G. Smith                      By: /s/ [ILLEGIBLE]
--------------------------                 -------------------------------------
City Clerk & Treasurer                     City Manager

APPROVED AS TO FORM:



/s/ [ILLEGIBLE]
--------------------------
City Attorney


                      [Signature Page to Amendment to Lease
                           Agreement for Walnut Creek
                      Amphitheater dated November 15, 1995]


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